                                                                    Exhibit 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Non-Statutory Stock Option Plan and Amended and Restated Employee Stock Purchase Plan of ALZA Corporation of our reports dated March 6, 2000, with respect to the consolidated financial statements of ALZA Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1999 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Palo Alto, California
December 14, 2000